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                                                                     EXHIBIT 5.1


                          ANTON CAMPION MACDONALD OYLER
                            BARRISTERS AND SOLICITORS
    SUITE 200, FINANCIAL PLAZA, 204 LAMBERT STREET, WHITEHORSE, YUKON Y1A 3T2
                      PHONE 867-667-7885 - FAX 867-667-7600
                                 August 10, 2000

PLC Systems Inc.
10 Forge Park
Franklin, MA 02038

         REGISTRATION STATEMENT ON FORM S-3 OF PLC SYSTEMS INC.
         ------------------------------------------------------

Dear Sirs/Mesdames:

         We have acted as Yukon counsel for PLS Systems Inc., a company organized under the laws of the Yukon Territory, Canada (the "Company"), in connection with the authorization and issuance of 154,864 common shares (the "Shares") pursuant to the exercise of outstanding warrants issued pursuant to private placements of convertible debentures by the Company in 1997 and 1998. We understand that this opinion is required in connection with the Company's preparation and filing of a registration statement on Form S-3 ("Registration Statement") under the Securities Act of 1933, as amended ("Securities Act"), with the Securities and Exchange Commission with respect to the resale of the Shares.

         We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for purposes of this opinion. We have assumed, with your permission and without independent investigation, (i) the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or facsimile copies, and the authenticity of the originals of such copies, (ii) the accuracy of the factual representations made to us by officers or other representatives of the Company, whether evidenced by certificates or otherwise, (iii) the identity and capacity of all individuals acting or purporting to act as public officials, and (iv) that all actions contemplated by the Registration Statement have been and will be carried out only in the manner described therein.

         Based upon the foregoing, we are of the opinion, as of the date hereof, that upon the occurrence of the following events:

         (a) the issuance of the Shares pursuant to the exercise of outstanding warrants; and

         (b) the due issuance by the Company and registration by its registrar of the Shares;

the Shares will be duly authorized, validly issued, fully paid and non-assessable.

         In rendering this opinion, we express no opinion as to the laws of any jurisdiction other than the laws of the Yukon Territory.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference in the Prospectus made part of the Registration Statement under the heading "Legal Matters." In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act. This consent may be incorporated by reference in any amendment to the Registration Statement filed pursuant to Rule 462(b) of Regulation C under the Securities Act.

         Yours truly,


         ANTON CAMPION MACDONALD OYLER


         /s/ Gareth C. Howells
         Gareth C. Howells